                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                With Respect to

                      Series E Redeemable Preferred Stock
                                      of

                           ZIFF DAVIS HOLDINGS INC.

                                    and/or

               Senior Subordinated Compounding Notes due 2009 of

                             ZIFF DAVIS MEDIA INC.

               Pursuant to the Prospectus Dated           , 2002

   This form must be used by a holder of series E redeemable preferred stock ("Series E") of Ziff Davis Holdings Inc., a Delaware corporation ("Holdings"), and/or Senior Subordinated Compounding Notes due 2009 ("Notes") of Ziff Davis Media Inc., a Delaware corporation ("Media") who wishes to tender Series E and/or Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" of
the Prospectus of Holdings and Media, dated           , 2002 (the "Prospectus")
and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Series E and/or Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the exchange offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK
 CITY TIME ON         , 2002 UNLESS EXTENDED (THE "EXPIRATION DATE").



                     Deutsche Bank Trust Company Americas
                            (the "Exchange Agent")

              By Overnight Courier or
            Registered/Certified Mail:                By Hand:
            DB Services Tennessee Inc.           Deutsche Bank Trust
         Corporate Trust & Agency Services        Company Americas
                Reorganization Unit           c/o The Depository Trust
              648 Grassmere Park Road           Clearing Corporation
                Nashville, TN 37211           55 Water Street, 1st Floor
                                               Jeanette Park Entrance
       Confirm by Telephone: (615) 835-2754      New York, NY 10041

            For Information Telephone:         Facsimile Transmission:
       Deutsche Bank Trust Company Americas      Deutsche Bank Trust
                  (800) 735-7777                  Company Americas
                                                 Fax: (615) 835-3701
                                                Confirm by Telephone:
                                                   (615) 835-2754

   Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the shares of Series E and/or the principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the related Letter of Transmittal.

   The undersigned hereby tenders the shares of Series E listed below:

Certificate Number(s) (if known) of Series E or Shares of Series E Aggregate Shares
   Account Number at the Book-Entry Facility       Represented         Tendered
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

   The undersigned hereby tenders the Notes listed below:

Certificate Number(s) (if known) of Notes or Aggregate Principal Aggregate Principal
 Account Number at the Book-Entry Facility   Amount Represented    Amount Tendered
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

                            PLEASE SIGN AND COMPLETE
--------------------------------------------------------------------------------
Signatures of Registered Holder(s) or Authorized Date: ___________________, 2002
Signatory: _____________________________________
                                                 Address: ______________________
Name(s) of Registered Holder(s):
________________________________________________ Area Code and Telephone No.
________________________________________________ _______________________________
________________________________________________

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for the Series E and/or Notes or on a security position listing as the owner of Series E and/or Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

     Please print name(s) and address(es)

Name(s): _______________________________
         _______________________________

Capacity: ______________________________

Address(es): ___________________________

                     GUARANTEE
     (Not to be used for signature guarantee)
---------------------------------------------------------------------------------------------------------------------
   The undersigned, a firm which is a member of a registered national securities exchange or of the National
Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of
Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange
Agent of the Letter of Transmittal (or facsimile thereof), together with the shares of Series E and/or Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the
Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption
"The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date.
---------------------------------------------------------------------------------------------------------------------
Name of Firm: _______________________   Name: __________________________
                                                 (Please Print)
Address: ____________________________
         ____________________________   Title: _________________________
         ____________________________
              (Include Zip Code)        Dated: ___________________, 2002

   DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery.

   A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related Letter of Transmittal.

2.  Signatures on this Notice of Guaranteed Delivery.

   If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the shares of Series E and/or Notes referred to herein, the signature must correspond with the name(s) written on the face of the Series E and/or Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Series E and/or the Notes, the signature must correspond with the name shown on the security position listing as the owner of the Series E and/or the Notes.

   If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Series E and/or Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock or bond powers, as applicable, signed as the name of the registered holder(s) appears on the Series E or Notes, as applicable, or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

   If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person's authority to so act.

3.  Requests for Assistance or Additional Copies.

   Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offers.

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